Exhibit 4.1

GTI NUMBER                                                     SHARES

                                 [GRAFTECH LOGO]


PREFERRED STOCK                         SEE REVERSE SIDE FOR CERTAIN DEFINITIONS


         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER
    WHO SO REQUESTS A DESCRIPTION OF THE POWERS, DESIGNATIONS, REFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF EACH CLASS
         OF THEREOF AND THE QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS
                         OF SUCH PREFERENCES AND RIGHTS.

                           GRAFTECHINTERNATIONAL LTD.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


This Certifies that


Is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF PREFERRED STOCK, PAR VALUE ONE CENT ($.01) PER SHARE, OF GrafTech International Ltd. Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
    Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers

Dated





                           Secretary                                   President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (1) REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES, OR (2) THERE IS AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAN AN EXEMPTION THEREFROM IS AVAILABLE.

THE SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT AMONG THE HOLDERS OF STOCK OR RIGHTS TO ACQUIRE STOCK OF THE CORPORATION. THE STOCKHOLDERS AGREEMENT IS ON FILE AT THE CORPORATION'S EXECUTIVE OFFICE AND A COPY MAY BE OBTAINED AT NO CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.